UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 15, 2012

Date of report (Date of earliest event reported)

NEW ULM TELECOM, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street
New Ulm, MN 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into A Material Definitive Agreement.

Hector Communications Spin-Off

New Ulm Telecom, Inc. (the “Company” or “New Ulm”), Arvig Enterprises, Inc. and Blue Earth Valley Communications, Inc. are currently equal one-third owners in Hector Communications Corporation (“Hector”), a diversified telecommunications company. On November 15, 2012 Hector and its three owners/shareholders entered into a spin-off agreement under which Hector agreed to distribute its independent local exchange company subsidiaries to its three owners/shareholders. Hector currently owns a total of 12 telecommunications companies, including 9 local exchange telephone companies, with customers located in Minnesota, North Dakota and Wisconsin.

Hector and its shareholders determined that by spinning-off these local exchange telephone companies to these constituent shareholders, these individual shareholders would be able to take advantage of their geographical proximity to these local exchange telephone companies to (i) continue to provide continued and uninterrupted service to customers of these local exchange telephone companies; (ii) more fully integrate these local exchange telephone companies into their current operations and existing operating businesses and (iii) allow more efficient branding and delivery of services to these customers.

The spin-off transaction is subject to approval of the Minnesota Public Utilities Commission (“MPUC”). As previously announced, on November 5, 2012 the Hector parties filed a joint petition with the MPUC for the spin-off of the assets. The transaction is expected to close prior to year-end.

Under the spin-off agreement, New Ulm would receive 100% of the Sleepy Eye Telephone Company (“SETC”) stock. SETC currently serves customers in southern Minnesota, near or adjacent to New Ulm’s existing operations, which include customers in southern Minnesota and northern Iowa.

After the completion of the spin-off, New Ulm would have no continuing interest in the local exchange telephone companies that were spun-off to either Arvig Enterprises, Inc. or Blue Earth Valley Communications, Inc.

The spin-off is being structured as a tax-free reorganization under Section 355 of the Internal Revenue Code and New Ulm expects that it will not recognize any gain or loss on the transaction.

In connection with the spin-off, the three Hector shareholders will separately contribute funds to enable Hector to pay off its bank indebtedness. New Ulm anticipates that it will borrow approximately $3.1 million to pay its allocated portion of the Hector indebtedness in connection with the spin-off. New Ulm anticipates that, after completing the spin-off, Hector will wind down its operations and distribute its other operating and non-operating assets to its three owners.

Item 9.01 – Financial Statements and Exhibits.

(a) The following exhibit is being filed with this Form 8-K:

Exhibit No.	Description

99.1	Press Release, dated November 15, 2012 regarding the entry into Hector Communication Corporation Spin-Off Agreement

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2012	New Ulm Telecom, Inc.

	By:	/s/Curtis Kawlewski
Curtis Kawlewski
	Its:	Chief Financial Officer

3